Exhibit 99.1

TECHNOLOGY AND INTELLECTUAL PROPERTY PURCHASE AGREEMENT

THIS AGREEMENT (the "Agreement") is entered into and executed as of March 28, 2011 by and between the following parties: Robert H. Craig (“Craig”), Song Jin ("Jin"), Robin Kindle ("Kindle") and Jon Larsen ("Larsen"), Professor Anhuai Lu (collectively, "Sellers") and NEXT FUEL, INC., a corporation duly incorporated and existing under the laws of the State of Nevada ("Buyer").

WHEREAS, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyers the Sold Assets (as defined below) to Buyer on the terms and conditions set forth in this agreement.

NOW, THEREFORE, Sellers and Buyer (hereinafter collectively referred to as the "Parties" and individually as "Party"), in consideration acknowledged herein, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1. "Sold Assets" means all Technology, Technical Data and Intellectual Property of any or all Sellers listed of Schedule 1 hereto and any and all contracts and rights protecting the rights of Sellers to the Sold Assets.

1.2. "Intellectual Property" means any and all patents, copyrights, trade secrets, firmware, trade or service names and marks and other legal rights to own and/or use, or to exclude others from ownership or use, (and all applications for any of the foregoing) that relates to, consists of, comprises, incorporates, embodies or otherwise relates to, any of the Technology and/or Technical Data.

1.3. "Technology" means all inventions, proprietary data, information know-how, show-how, trade secrets, copyrights, regulatory submissions or other intellectual property of any kind, whether known, owned or controlled by, or licensed (with the right to sublicense) to, any of the Sellers, including knowledge, experience and all skills which relate to or are useful for the research, development, manufacture, use or commercialization of products and/or services, including, without limitation, Technical Data, experience and skills, whether or not the same could be, or has been, recorded in writing or otherwise recorded.

1.4. "Technical Data" means all information (oral or written) related to the aforesaid Technology, including, but not limited to, research reports and all technological data and information on designs, calculations, drawings, manufacturing processes, quality controls, experiments, installation measurements and tests, operation, maintenance on and of the Technology and any product resulting therefrom.  Technical Data also includes all information and data required to manufacture devices related to Technology.  Technical Data also includes testing data, design data, test equipment, tooling, method sheets, test and manufacturing specifications, vendor lists and vendor data.

ARTICLE II

CLOSING

2.1. The closing of the transactions contemplated hereby (the "Closing") will be held not later than April 1, 2011 at a time and place agreed by Sellers and Buyer.

2.2. The total purchase price for the Sold Assets (which will be delivered at the Closing or within ten (10) business days after the Closing) and the covenants and agreements of Sellers will be: (i) Three Million (3,000,000) shares of Common Stock of the Company and (ii) a Warrant to purchase One Million (1,000,000) shares of Common Stock of the Company, which Warrant shall be in the form of Exhibit A attached to this Agreement.  Shares of Common Stock and the Warrant shall be allocated among the Sellers as set forth on the following table:

Name of Seller	Number Shares Common Stock	Number Warrants Shares
Robert H. Craig	1,000,000	1,000,000
Song Jin	1,000,000	-
Robin Kindle	800,000	-
Jon Larsen	200,000	-
Anhuai Lu	10,000
Total	3,010,000	1,000,000

2.3. Sellers will sell, transfer and assign to Buyer all right, title and interest in the Sold Assets by (i) executing and delivering an Assignment Agreement in the form of Exhibit B attached to this Agreement and (ii) delivering physical custody of the Sold Assets to Buyer at the Closing.

2.4. Each Seller and the Buyer will execute and deliver at the Closing a Lock-up and Installment Re-Sales Restriction Agreement in the form of Exhibit C attached to this Agreement.

2.5. Each Seller listed below and the Buyer will execute and deliver at the Closing an Employment and Non-Competition Agreement in the form of Exhibit D attached to this Agreement with the following salaries for each Seller:

NAME	ANNUALIZED SALARY
Robert H. Craig	$120,000
Song Jin	$120,000
Robin Kindle	$120,000
Jon Larsen	$ 70,000

2.6. Each Seller (who enters into an Employment Agreement) and the Buyer will execute and deliver at the Closing an Inventions Assignment Agreement in the form of Exhibit E attached to this Agreement.

2.7. The Parties herby agree that Buyer is not assuming any liabilities or other obligations of either of the Sellers, whether arising before or after the Closing.

2.8. The obligation of Buyer to close is subject to Buyer being satisfied with its due diligence review of the Sold Assets, and Sellers executing and delivering to Buyer the agreements described above and such other agreements and documents as Buyer shall reasonably requests.

2.9. Effective immediately following the time of the Closing, the officers and directors of the Buyer will be as follows:

NAME	POSITIONS(s)
Robert H. Craig	Chairman of the Board of Directors, Chief Executive Officer, Secretary and Member of the Board of Directors
Song Jin	President and Chief Operating Officer, , Chief Technical Officer and Member of the Board of Directors
Robin Kindle	Vice President and Chief Financial Officer and Assistant Secretary
Jon Larsen	Vice President of Operations
Beth Floyd	Assistant Secretary
John Cline	Member of the Board of Directors
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ARTICLE III

NONCOMPETITION AND CONFIDENTIALITY

3.1. Restricted Business.  The term "Restricted Business" means researching, developing, implementing manufacturing selling, licensing, distributing and/or otherwise transferring and/or commercializing technologies, products and/or services related to transforming coal and/or other carbonaceous deposits to gas and/or extracting gas from coal and/or other carbonaceous deposits.

3.2. Restriction Period.  The term "Restriction Period" with respect to any Seller means the period of time commencing on the date of the Closing and terminating on the later to occur or (i) March 31, 2015 or (ii) one (1) year after termination (for any reason or no reason) of such Seller's employment with the Buyer; provided, however, if after employment with buyer is terminated, any Seller shall provide services(whether as an employee, consultant, contractor or otherwise, to Buyer and/or any Affiliate of Buyer), the Restriction Period shall not terminate until one(1) year after termination of the last day of such status as an employee, consultant or contractor of Buyer and/or any Affiliate of Buyer.  The term "Affiliate" shall have the meaning of that term as defined in rules and regulations of the Securities and Exchange Commission.

3.3. Relevant Market.  The term "Relevant Market" shall be defined as the following divisible and severable territorial divisions:

(a) the World, except that if this geographic scope is determined to be unreasonable or otherwise invalid, the Relevant Market shall be:

(b) all the countries in North America, all the countries of the European Union, Japan, South Korea, China, Taiwan, Australia, Russia, Indonesia and India, except that if this geographic scope is determined to be unreasonable or otherwise invalid, the Relevant Market shall be:

(c) all the countries in North America, China and Indonesia, except that if this geographic scope is determined to be unreasonable or otherwise invalid, the Relevant Market shall be:

(d) all the countries in North America, except that if this geographic scope is determined to be unreasonable or otherwise invalid, the Relevant Market shall be:

(e) the United States of America, except that if this geographic scope is determined to be unreasonable or otherwise invalid, the Relevant Market shall be:

(f) Arizona, Colorado, Idaho, Montana, Nevada, New Mexico, Utah and Wyoming, except that if this geographic scope is determined to be unreasonable or otherwise invalid, the Relevant Market shall be:

(g) The area that is within a circle (x) the center of which is the principal office of the Buyer and (y) that has a radius of one hundred miles that begins at the then principal office of the Buyer.

3.4. Sellers hereby acknowledge and agree that (a) the Restricted Business operates in a worldwide market; (b) Buyer will make a significant investment in the development of the Restricted Business in this market, and specifically in the geographic area identified as the Relevant Market and, as a result, will have a valuable economic interest in its business in the Relevant Market which it is entitled to protect; (c) Sellers have possession  and familiarity with, confidential and proprietary information concerning the Restricted Business, which Sellers are selling to Buyer, all of which will constitute valuable assets and privileged information belonging to Buyer after the Closing, and the price for the Sold Assets being paid by Buyer includes such valuable assets and privileged information; and (d) in order to protect Buyer's interest being purchased pursuant to this Agreement, it is reasonable and necessary to place the restrictions contained in this Agreement on Sellers' ability to compete against Buyer.  Engaging in the Business includes, but is not limited to, working as an officer, director, employee, consultant, independent contractor or vendor for any person or entity conducting the Restricted Business, or interest in any entity that operates in the Restricted Business.

3.5.  For the purposes stated above, Sellers covenant and agree that Sellers shall not, directly or indirectly, engage in the Restricted Business or assist any person or entity engaged in the Restricted Business, except on behalf of Buyer.  The restrictions set forth in this Article shall apply only during the Restriction Period and only in the Relevant Market.

3.6. For the purposes stated above, Sellers hereby agree not to disclose to, and not to provide copies to, any third party any other person or entity any of the Technology or Technical Data included in the Sold Assets.

3.7. Sellers acknowledge and agree that the restrictions set forth in this Agreement (including, but not limited to, the period of restriction and the geographical area of restriction set forth above) are fair and reasonable and are necessarily required for the protection of the interest of Buyer.  If any of the restrictions set forth herein shall be declared invalid for any reason whatsoever by a court of competent jurisdiction, the validity and enforceability of the remainder of such restrictions shall not thereby be adversely affected.  Sellers acknowledge that Buyer will have a substantial economic interest in the Restricted Business in the referenced geographical areas which this Agreement specifically is intended to protect, and that the geographical areas and period of restriction are limited in scope to the geographic territory and period of time reasonably necessary to protect Buyer's economic interest and otherwise are reasonable and proper.  In the event the Restriction Period or any other such time limitation is deemed to be unreasonable by a court of competent jurisdiction, Sellers hereby agrees to submit to such reduction as the court shall deem reasonable.  In the event the Relevant Market is deemed by a court of competent jurisdiction to be unreasonable, Sellers hereby agrees that the geographic territory reflected in the Relevant Market shall be reduced by excluding any separately identifiable and geographically severable area necessary to make the remaining geographic restriction reasonable, but this Agreement shall be enforced as to all other geographical areas which are not so excluded.

3.8. Sellers understand and acknowledge that a breach or violation by any of the Sellers of any of the covenants contained herein shall be deemed a material breach of this Agreement and will cause substantial, immediate, and irreparable injury to Buyer, and that Buyer will have no adequate remedy at law for such breach or violation.  In the event of either of Sellers' actual or threatened breach or violation of the covenants contained herein, Buyer shall be entitled to bring a civil action seeking, and shall be entitled to, an injunction restraining Sellers from violating or continuing to violate such covenant or from any threatened violation thereof, or for any other legal or equitable relief relating to the breach or violation of such covenant.  Sellers agrees that, if Buyer institutes any action or proceeding against Sellers seeking to enforce any of such covenants or to recover other relief relating to an actual or threatened breach or violation of any of such covenants, Sellers shall be deemed to have waived the claim or defense that Buyer has an adequate remedy at law and shall not urge in any such action or proceeding the claim or defense that such a remedy at law exists.  However, the exercise by Buyer of any such right, remedy, power, or privilege shall not preclude Buyer or its successors or assigns from pursuing any other remedy or exercising any other right, power, or privilege available to it for any such breach or violation, whether at law or in equity, including the recovery of damages, all of which shall be cumulative and in addition to all other rights, remedies, powers, or privileges of Buyer.

3.9. In addition to any other remedy available at law or equity, Buyer shall have the right to purchase for an aggregate of One ($1.00) Dollar all the Common Stock and Warrants of Buyer owned by any Seller who breaches this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
AND ADDITIONAL AGREEMENTS OF SELLERS

Sellers hereby jointly and severally represent and warrant to the Buyer and agree as follows:

4.1. Sellers have good and marketable title to all the Technology, Technical Data, and Intellectual Property, free and clear of all liens, charges and encumbrances and no one except the Sellers has any license or other right to use or acquire any of the Technology, Technical Data and Intellectual Property.

4.2. Sellers have full right, power and authority to transfer, assign and sell the Technology, Technical Data and Intellectual Property to Buyer as contemplated by this Agreement and the agreements attached or exhibits to this Agreement and to carry out the terms and provisions of this Agreement and the agreements attached or exhibits to this Agreement without the need for any action, consent, approval or release of any third party, and carrying out of the terms and provisions of this Agreement and the agreements attached or exhibits to this Agreement will not conflict with, or result in a breach of the terms or provisions of, nor be an event of default under, any contract, lease or agreement or other obligation to which any of Sellers is bound.

4.3. This Agreement, once executed by Sellers, constitutes a valid and binding agreement enforceable against the Sellers in accordance with its terms, except as enforceability may be limited by insolvency, moratorium, bankruptcy or other similar laws affecting creditor’s rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

4.4. To the knowledge of Sellers, Buyer, by using the Sold Assets, will not infringe any third party's rights or interest.

4.5. There is no litigation or dispute (including, without limitation by any former employer or customer of any of the Sellers) arising from, or relating to, any of the Sold Assets or any Sellers pending, or to the knowledge of Sellers, threatened.  To the knowledge of Sellers, there is no basis for any such litigation or dispute, including, without limitation, no basis for a dispute by any former employer of any of the Sellers.

4.6. Sellers have taken all actions and obtained all consents and approvals required to authorize entering into and execution and performance of this Agreement and the agreements that are exhibits to this Agreement and transfer of the Sold Assets to Buyers.

4.7. Sellers have not granted, and will not grant to any third party, any license, sublicense, option or other rights to any of the Sold Assets.

4.8. All the Technology, Technical Data and Intellectual Property included in the Sold Assets are original works of Seller or contractors to Sellers, who have assigned all rights to Sellers. Sellers have provided to Buyers the names and contact information for all such contractors. All such contractors were working on a "work for hire" basis and have executed agreements assigning all their rights to the Technology, Technical Data and Intellectual Property included in the Sold Assets being sold by Sellers pursuant to this Agreement. Sellers hereby assign to Buyer all Sellers' rights under such contracts. No other person or entity (including, without limitation, any employee, agent, representative or contractor) has contributed to, or participated in the conception, design, development or implementation of any of the  Technology, Technical Data or Intellectual Property (or any part thereof) included in the Sold Assets.

4.9. Sellers have not disclosed any of the Technology, Technical Data or Intellectual Property (or any part thereof) included in the Sold Assets to any person or entity, except under confidentiality and proprietary information agreements and similar agreements. All such agreements remain in full force and effect. Sellers are not aware of any breach of any such agreement. Sellers are hereby transferring to Buyer all the rights of Sellers under all such confidentiality and proprietary information agreements and similar agreements, and are specifically transferring to the Buyer the right to enforce and bring claims under such agreements. If Sellers' rights under such confidentiality and proprietary agreements and similar agreements are not assignable, then Sellers hereby agree to take any and all actions necessary to enforce the rights of Sellers under such agreements.

4.10. Sellers agree to cooperate with any filing of any patent applications, including, without limitation, executing and reviewing such documents and instruments as necessary to complete filing of, and prosecute, any patent, trade name or mark, copyright and other applications relating to the Sold Assets as Buyer shall determine.  Such cooperation shall be provided free of charge to Buyer except as to such costs as may reasonably incurred.

4.11. Sellers agree to provide to the Buyer free of charge any and all necessary technical instructions with respect to the Technology, Technical Data and Intellectual Property to assist Buyer in learning how to use the Sold Assets.

4.12. Sellers have not conducted any business utilizing any of the Sold Assets.

4.13. Sellers hereby agree to indemnify and hold harmless Buyer from any and all liability, cost or expense, (including, without limitation, reasonable attorneys fees and expenses) arising out of or connected with, (i) any breach by Sellers of any representation, warranty or agreement of any of Sellers in this Agreement or in any exhibit to this Agreement and/or (ii) any claim by any third party against Buyer arising out of, or related to, the Sold Assets or any other liability or obligation of any of the Sellers.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

5.1. Buyer is a company duly registered, validly existing and in good standing under the laws of the State of Nevada, and has full legal capacity, power and authority to enter into and execute this Agreement.

5.2. Buyer has taken all actions and obtained all consents and approvals required to authorize its entering into and execution of this Agreement, and signing, execution and performance of this Agreement and the exhibits to this Agreement.

5.3. This Agreement, and the exhibits to this Agreement, when executed and delivered, constitutes the lawful, valid and binding obligations of Buyer and is enforceable against Buyer in accordance with its terms.

5.4. The documents filed by Buyer with the Securities and Exchange Commission since September 30, 2010 do not contain any misstatements of material facts and do not omit to state any material facts which are required to make material facts stated not misleading.

5.5. Buyer hereby agrees to indemnify and hold harmless the Sellers from any liability, cost or expense arising out of or connected with, (i) any breach by Buyer of any representation, warranty or agreement of any of Buyer in this Agreement or in any exhibit to this Agreement and/or (ii) any claim by any third party against Sellers arising out of, or related to, any other liability or obligation of Buyer related to this Agreement or any exhibit to this Agreement.

ARTICLE VI

MISCELLANEOUS

The parties further agree as follows:

6.1. Notices.  All necessary notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be deemed duly given if (i) hand-delivered or (ii) one (1) business day after deposited with a reputable overnight courier service, addressed as follows or addressed to such other addresses as any party shall designate from time to time by giving written notice in accordance with the provisions of this subsection:

(a) If to Sellers: at the addresses on the signature page to this Agreement.

(b) If to Company: to the then principal office of the Company addressed to the Company's Chief Executive Officer.

6.2. Expenses.  The parties agree to pay the cost of their own legal fees and other expenses incurred in the negotiation, drafting, execution and consummation of this Agreement and the closing of any purchase hereunder.

6.3. Governing Law Arbitration and Venue.  This Agreement is governed by Wyoming law, except for principals of law that govern conflicts of law or choice of jurisprudence. All claims or disputes arising among the parties and relating to this Agreement or the breach, termination or validity thereof shall be settled by binding arbitration in accordance with the then-current rules for arbitration of the CPR Institute for Dispute Resolution. There shall be a single neutral arbitrator selected in accordance with such rules. The arbitration process shall be governed by the Wyoming Uniform Arbitration Act, W.S. §§ 1-36-101 through

1-36-119. The place of the arbitration shall be Sheridan County, Wyoming, and the arbitrator shall apply the substantive law of the State of Wyoming, exclusive of its choice of law rules, in deciding the dispute. The arbitrator shall have authority to award provisional relief. The final award of the arbitrator may include compensatory damages, not including pre-award interest, and specific relief limited to requiring the parties to comply with the provisions of this Agreement. The arbitrator is not empowered to award exemplary or punitive damages and each party hereby waives any right to recover such damages with respect to any dispute resolved by arbitration. The arbitrator is empowered to award reasonable attorneys’ fees in addition to the costs of arbitration. The arbitrator’s award may be confirmed and judgment entered thereon in accordance with the governing arbitration law specified above.  Any claim of a party hereunder shall be time barred unless arbitration with respect to such claim is commenced within one (1) year after such claim arose.

6.4. Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

6.5. Section Headings.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.6. Amendment and Decisions by Sellers.  This Agreement may be amended, modified or terminated only by a written instrument duly executed by the Buyer and the Sellers who are to receive a majority of the Four Million Total shares and warrants to be received by the Sellers (a “Majority in Interest of the Sellers”) and any conditions to a party's obligations under this Agreement may be waived only in writing by the Buyer and such Majority in Interest of the Sellers, which shall bind all Sellers. A Majority in Interest of the Sellers are hereby authorized to execute and deliver on behalf of all Sellers any and all agreements necessary or appropriate to cause transfer of the Sold Assets to the Buyer and consummate other matters on behalf of all Sellers and all Sellers shall be bound by such Majority in Interest of the Sellers.

6.7. Entire Agreement.  With respect to the subject matter hereof, this Agreement and the agreements that are exhibits to this Agreement contains the entire understanding of the parties and there are no agreements or undertakings among the parties other than as expressly set forth in this Agreement. With respect to its subject matter, this Agreement and the agreements that are exhibits to this Agreement supersede any prior understanding or agreements of the parties. There are no conditions precedent or subsequent to the effectiveness of this Agreement except as stated in or incorporated by reference into this Agreement and the agreements that are exhibits to this Agreement. All prior negotiations, understandings, terms and conditions are merged in this Agreement and the agreements that are exhibits to this Agreement.

6.8. Third Parties.  Nothing in this Agreement shall be construed as giving any person, firm, or other entity other than the parties to this Agreement and their respective successors and permitted assigns, any right, remedy, or claim under or in respect of this Agreement or any of its provisions.

6.9. Benefit.  This Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement, and their respective heirs and legal representatives. This Agreement may not be assigned by any party.

6.10. Specific Performance.  The parties each agree that they will be irreparably damaged in the event that this Agreement is not specifically enforced and, accordingly, all obligations to perform under this Agreement by any party hereto, shall be enforceable by the other parties hereto by a decree of specific performance.

6.11. Construction.  This Agreement is the result of negotiations among the parties hereto and their respective counsel. This Agreement shall not be construed more strictly against one party than any other because it may have been drafted by one of the parties or its counsel and each of the parties hereto hereby acknowledges and agrees that it has contributed substantially and materially in the negotiation and drafting of this Agreement.

6.12. Delay Not Waiver.  Any delay in enforcing a party's right under this Agreement or any waiver as to a particular default or other matter will not constitute a waiver of such party's rights to the future enforcement of its rights under this Agreement, except only as to an express written and signed waiver to a specific matter for a specific period of time.

6.13. Counterparts.  This Agreement may be executed in one or more counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. The parties hereto agree that facsimile signatures shall be as effective as if originals.

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IN TESTIMONY WHEREOF, each of the parties hereunto has caused this Technology and Intellectual Property Purchase Agreement to be executed under seal and in such form as to be binding, all as of the day and year first above written.

SELLERS:

/s/ Robert H. Craig	(SEAL)
Name: Robert H. Craig
Address: 25 Goose Lane Sheridan, WY 82801

/s/ Song Jin	(SEAL)
Name: Song Jin
Address: 1203 Nassau Way Fort Collins, CO 80525

/s/ Robin Kindle	(SEAL)
Name: Robin Kindle
Address: 705 S. Thurmond Sheridan, WY 82801

/s/ Jon Larsen	(SEAL)
Name: Jon Larsen
Address: 203 Cottonwood Lane Gillette, WY 82718

/s/ Anhuai Lu	(SEAL)
Name: Professor Anhuai Lu
Address: 316-209, Yanbei Yuan, Peking University, Haidian District, Beijing, P.R. China, Zip: 100871

COMPANY:

NEXT FUEL, INC., a Nevada corporation (SEAL)

By:	/s/ John Cline
Name: John Cline
Its: Chief Executive Officer

100475-00005
ND: 4838-5662-4905, v.  1

LIST OF SCHEDULES AND EXHIBITS

Schedule 1	List of Sold Assets

Exhibit A	Form of Warrant

Exhibit B	Form of Assignment Agreement

Exhibit C	Form of Lock-up and Re-Sales Restrictions Agreement

Exhibit D	Form of Employment Agreement

Exhibit E	Form of Inventions Assignment Agreement

SCHEDULE 1

LIST OF SOLD ASSETS

SCHEDULE 1
TO
TECHNOLOGY AND INTELLECTUAL PROPERTY PURCHASE AGREEMENT
LIST OF SOLD ASSETS

Technology and Intellectual Property include:

1.           U.S. Provisional Patent Application Serial No. 61/374,796 entitled "Implementation Protocol for the Injection of Nutrients and/or Microorganisms needed for Microbial Enhanced Coalbed Methane Recovery", filed August 4, 2010 and any and all foreign counterpart patent applications currently existing or filed in the future (including without limitation, Peoples Republic of China Patent Application Serial No. 20100268938.37).

2.           Any and all test data, trade secrets, know-how and show-how relating to amendment recipes and technical information for enhanced self-sustaining biogenic methane production from coal and other carbonaceous deposits that any of the Sellers own or have any other license right however acquired..  Included without limitation is technology relating to such methane production through injection of amendments into a bed, and recirculating of such amendments into the bed to generate methane from materials in the bed, and including extraction and recovery of the methane.  Also included are the materials shown to the Buyers to disclose the technology, and including without, limitation, the technology deployed in field injection tests at Gillette, Wyoming in 2007, including sampling data from June 12, 2007.

3.           All documents, reports or other like records describing in detail the trade secrets, know-how and show-how referred to in paragraph 2 of this Schedule 1.

EXHIBIT A
TO
TECHNOLOGY AND INTELLECTUAL PROPERTY PURCHASE AGREEMENT

FORM OF WARRANT

THIS WARRANT IS ISSUED IN CONNECTION WITH A TECHNOLOGY AND INTELLECTUAL PROPERTY PURCHASE AGREEMENT DATED AS OF MARCH 28, 2011.  TRANSFER OF THIS WARRANT ARE SUBJECT TO RESTRICTIONS CONTAINED IN A LOCK-UP AND RE-SALES RESTRICTION AGREEMENT DATED AS OF MARCH 28, 2011.

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR TRANSFERRED, UNLESS THERE EXISTS AN EFFECTIVE REGISTRATION STATEMENT THEREFORE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL APPLICABLE STATE SECURITIES LAWS OR THE ISSUER HEREOF HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL OF THE ISSUER, THAT SUCH SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR TRANSFER IS EXEMPT FROM REGISTRATION.

NEXT FUEL, INC.

Form Of Common Stock Warrant

Warrant No. W-1	March 28, 2011

This Warrant is issued to Robert H. Craig, and its permissible transferees, successors and assigns (the "Holder"), by Next Fuel, Inc., a Nevada corporation (the "Company"), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

1. Purchase of Securities.  Subject to the terms and conditions hereinafter set forth, the Holder shall be entitled, at any time during the Exercise Period (as set forth in Section 3 below), to purchase from the Company One Million (1,000,000) shares of Common Stock of the Company (the "Warrant Shares") (subject to adjustment as provided in Section 7 of this Warrant).

2. Warrant Price.  The exercise price per Warrant Share is:  (i) Twenty ($0.20) Cents per Warrant Share, if this Warrant is exercised on or before March 31, 2012, and (ii) Thirty ($0.30) Cents per Warrant Share, if the Warrant is exercised on or after April 1, 2012 and before expiration of the Exercise Period (subject to adjustment pursuant to Section 7 of this Warrant) (the "Exercise Price").

3. Exercise Period.  This Warrant is exercisable in whole or in part in one or more installments at any time (s) after the date of this Warrant and on or before March 31, 2013 (the "Exercise Period").

4. Method of Exercise.  While this Warrant remains outstanding and exercisable, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby.  Such exercise shall be effected by the surrender of this Warrant, together with a duly executed copy of the Notice of Exercise attached hereto as Appendix 1 to the Secretary of the Company at its principal offices, and payment of the Exercise Price.

5. Certificates for Warrant Shares.  Upon the exercise of the purchase rights evidenced by this Warrant pursuant to Section 4 hereof, the Holder shall immediately be deemed a Holder of the Warrant Shares so purchased, and one or more certificates for the number of Warrant Shares so purchased shall be issued in the name of the Holder as soon as practicable following the receipt of the completed Notice of Exercise and payment of the Exercise Price for such Warrant Shares.  No fractional Warrant Shares are issuable upon exercise of this Warrant.  The Company may pay cash in lieu of issuing any fractional Warrant Shares upon the exercise of the Holder’s purchase rights under this Warrant, but no such payment is required until and unless this Warrant is exercised in full.

6. Reservation of Warrant Shares.  The Company covenants that, during the Exercise Period, the Company will reserve from its authorized and unissued shares a sufficient amount to provide for the issuance of the Warrant Shares.  The Company further covenants that such Warrant Shares, when issued pursuant to the exercise of this Warrant, will, upon issuance, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

7. Adjustment of Exercise Price and Number of Warrant Shares.  The number of and kind of securities purchasable upon exercise of this Warrant, and the Exercise Price therefore, shall be subject to adjustment from time to time as follows:

a. Subdivisions, Combinations and Other Issuances.  If the Company shall at any time prior to the expiration of this Warrant subdivide its outstanding Common Stock, by split-up or otherwise, or combine its outstanding Common Stock, or issue additional Warrant Shares of its capital stock as a dividend with respect to any shares of Common Stock, the number of Warrant Shares issuable upon the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination.  Appropriate adjustments shall also be made to the Exercise Price, but the aggregate purchase price payable for the total amount of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same.  Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

b. Reclassification, Exchange and Substitution.  If the Warrant Shares issuable upon exercise of this Warrant shall be changed into a different form or class of securities of the Company, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of Warrant Shares provided for above), the Holder shall, on exercise of this Warrant, be entitled to purchase, in lieu of the Warrant Shares that the Holder would have become entitled to purchase but for such change, an amount of such other securities equivalent to the amount that the Holder would have received had this Warrant been exercised immediately before that change, all subject to further adjustment as provided in this Section 7.

c. Reorganizations, Mergers, Consolidations or Sale of Assets.  If at any time there shall be a capital reorganization of the Company’s outstanding equity securities (other than a combination, reclassification, exchange, or subdivision of Warrant Shares provided for elsewhere in this Warrant) or merger or consolidation of the Company with or into another corporation, as a part of such capital reorganization, merger or consolidation, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Exercise Price then in effect, the number and class of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, to which a holder of the Warrant Shares issuable upon exercise of this Warrant would have been entitled in such capital reorganization, merger or consolidation if this Warrant had been exercised immediately prior thereto.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the capital reorganization, merger or consolidation such that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and number of shares purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any Warrant Shares or other property deliverable after that event upon exercise of this Warrant. The provisions of this paragraph shall similarly apply to successive capital reorganizations, mergers or consolidations.

d. Notice of Adjustments.  The Company shall give notice of each adjustment or readjustment of the amount of Warrant Shares or other securities issuable upon exercise of this Warrant and the Exercise Price to the registered Holder at such Holder’s address as shown on the Company’s books within thirty (30) days after the occurrence of the event resulting in such adjustment.

e. No Change Necessary.  The form of this Warrant need not be changed because of any adjustment in the amount of Warrant Shares issuable upon its exercise. A Warrant issued after any adjustment upon any partial exercise or in replacement may continue to express the same amount of Warrant Shares (appropriately reduced in the case of partial exercise) as are stated in this Warrant as initially issued, and that number of Warrant Shares shall be considered to have been so changed at the close of business on the date of adjustment.

8. Exercise, Transfer and Exchange Restrictions.  The transfer, surrender or exchange of this Warrant or any of the Warrant Shares issued upon the exercise hereof is subject to any restrictions on transfer imposed by state and federal securities laws. Any Warrant or certificate representing Warrant Shares shall bear legend(s) substantially as follows:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended or any state securities laws, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act and applicable state securities laws or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.

THIS WARRANT IS ISSUED IN CONNECTION WITH A TECHNOLOGY AND INTELLECTUAL PROPERTY PURCHASE AGREEMENT DATED AS OF MARCH 28, 2011.  TRANSFER OF THIS WARRANT ARE SUBJECT TO RESTRICTIONS CONTAINED IN A LOCK-UP AND RE-SALES RESTRICTION AGREEMENT DATED AS OF MARCH 28, 2011.

9. Loss, Theft, Mutilation, etc.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

10. Notices.  All notices required under this Warrant shall be deemed to have been given or made (i) upon personal delivery, with acknowledgement received (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile (with a copy of such notice sent no later than the next business day by reputable overnight courier service, with acknowledgement of receipt), (iii) upon receipt, when sent by reputable overnight courier service, with acknowledgement of receipt or (iv) three (3) business days after posting when sent by registered or certified United States mail, postage prepaid, return receipt requested.  Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing).  Notices to the Holder shall be sent to the address of the Holder at 25 Goose Lane Sheridan, WY 82801 (or at such other place as the Holder shall notify the Company hereof in writing).

11. Waiver.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing, signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

12. Successor and Assigns.  This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Company shall have no right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of Holder.

13. Governing Law Arbitration and Venue.  This Agreement is governed by Wyoming law, except for principals of law that govern conflicts of law or choice of jurisprudence. All claims or disputes arising among the parties and relating to this Agreement or the breach, termination or validity thereof shall be settled by binding arbitration in accordance with the then-current rules for arbitration of the CPR Institute for Dispute Resolution.  There shall be a single neutral arbitrator selected in accordance with such rules. The arbitration process shall be governed by the Wyoming Uniform Arbitration Act, W.S. §§ 1-36-101 through 1-36-119. The place of the arbitration shall be Sheridan County, Wyoming, and the arbitrator shall apply the substantive law of the State of Wyoming, exclusive of its choice of law rules, in deciding the dispute. The arbitrator shall have authority to award provisional relief. The final award of the arbitrator may include compensatory damages, not including pre-award interest, and specific relief limited to requiring the parties to comply with the provisions of this Agreement. The arbitrator is not empowered to award exemplary or punitive damages and each party hereby waives any right to recover such damages with respect to any dispute resolved by arbitration. The arbitrator is empowered to award reasonable attorneys’ fees in addition to the costs of arbitration. The arbitrator’s award may be confirmed and judgment entered thereon in accordance with the governing arbitration law specified above. Any claim of a party hereunder shall be time barred unless arbitration with respect to such claim is commenced within one (1) year after such claim arose.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.

NEXT FUEL, INC.

By:
Name:
Title:

100475-00002
ND: 4813-0746-3945, v.  3

APPENDIX 1
TO
WARRANT

NOTICE OF EXERCISE

Next Fuel, Inc.
Insert Principal Office Address
Attention: Secretary

The undersigned hereby represents that the authorized owner of the Warrant has not transferred to any other person any rights or interest in the Warrant.  The undersigned hereby exercises the Warrant for ______ (_____) Warrant Shares and hereby tenders an Exercise Price of ________________ ($______) Dollars per Warrant Share.

You are hereby instructed to issue the Warrant Shares in the name of the undersigned and to deliver the Warrant Shares and any unexercised portion of the Warrant to the address listed below.

Date:	HOLDER:
Address for Delivery:

EXHIBIT B

TO

TECHNOLOGY AND INTELLECTUAL PROPERTY PURCHASE AGREEMENT

ASSIGNMENT AGREEMENT

ASSIGNMENT AGREEMENT ("Agreement"), made and entered into as of the 28th day of March, 2011, by and between SONG JIN, ROBERT CRAIG, ROBIN KINDLE, JON LARSEN, and PROFESSOR ANHUAI LU natural persons residing at the addresses on the signature page to this Agreement (hereinafter "Assignors") and NEXT FUEL, INC., a Nevada corporation (hereinafter "Buyer").

W I T N E S S E T H:

WHEREAS, pursuant to a Technology and Intellectual Property Purchase Agreement dated the date hereof (the "Purchase Agreement"), Assignors have agreed to sell and assign to the Buyer all of Assignors' right, title, and interest in and to all of Sold Assets (as defined herein) that Assignors own, possess, or control; and

WHEREAS, the parties hereto wish evidence sale and assignment of the Sold Assets by executing and delivering this Assignment;

NOW THEREFORE, for One ($1.00), and other good and valuable consideration, the receipt of which is hereby mutually acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.  TRANSFER AND ASSIGNMENT

1.1. Conveyance of Rights. Assignors hereby transfer, grant, convey, assign, and relinquish exclusively to the Buyer all of Assignors' right, title, and interest in and to the Sold Assets, in perpetuity (or for the longest period of time otherwise permitted by law), including the following business and properties.

1.2. "Sold Assets" means all Technology, Technical Data and Intellectual Property of any or all Assignors listed of Schedule 1 hereto and any and all contracts and rights protecting the rights of Assignors to the Sold Assets.

1.3. "Intellectual Property" means any and all patents, copyrights, trade secrets, firmware, trade or service names and marks and other legal rights to own and/or use, or to exclude others from ownership or use, (and all applications for any of the foregoing) that relates to, consists of, comprises, incorporates, embodies or otherwise relates to, any of the Technology and/or Technical Data.

1.4. "Technology" means all inventions, proprietary data, information know-how, show-how, trade secrets, copyrights, regulatory submissions or other intellectual property of any kind, whether known, owned or controlled by, or licensed (with the right to sublicense) to, any of the Assignors, including knowledge, experience and all skills which relate to or are useful for the research, development, manufacture, use or commercialization of products and/or services, including, without limitation, Technical Data, experience and skills, whether or not the same could be, or has been, recorded in writing or otherwise recorded.

1.5. "Technical Data" means all information (oral or written) related to the aforesaid Technology, including, but not limited to, research reports and all technological data and information on designs, calculations, drawings, manufacturing processes, quality controls, experiments, installation measurements and tests, operation, maintenance on and of the Technology and any product resulting therefrom.  Technical Data also includes all information and data required to manufacture devices related to Technology.  Technical Data also includes testing data, design data, test equipment, tooling, method sheets, test and manufacturing specifications, vendor lists and vendor data.

1.6. Further Assurances.  Assignors shall execute and deliver, from time to time after the date hereof upon the request of the Buyer, such further conveyance instruments, and take such further actions, as may be necessary or desirable to evidence more fully the transfer of ownership of all the Sold Assets to the Buyer, or the original ownership of all the Sold Assets on the part of the Buyer, to the fullest extent possible.  Assignors therefore agree to: (a) execute, acknowledge, and deliver any affidavits or documents of assignment and conveyance regarding the Sold Assets; (b) provide testimony in connection with any proceeding affecting the right, title, interest, or benefit of the Buyer and to the Sold Assets; and (c) perform any other acts deemed necessary to carry out the intent of this Agreement.

1.7. Acknowledgment of Rights.  In furtherance of this Agreement, Assignors hereby acknowledge that, from this date forward, the Buyer has succeeded to all of Assignors' right, title, and standing to: (a) receive all rights and benefits pertaining to the Sold Assets; (b) institute and prosecute all suits and proceedings and take all actions that the Buyer, in its sole discretion, may deem necessary or proper to collect, assert, or enforce any claim, right, or title of any kind in and to any and all of the Assets; and (c) defend and compromise any and all such actions, suits, or proceedings relating to such transferred and assigned rights, title, interest, and benefits, and do all other such acts and things in relation thereto as the Buyer, in its sole discretion, deems advisable.

1.8. Return of Materials. Assignors shall immediately surrender to the Buyer all materials and work product in Assignors' possession or within Assignors' control (including all copies thereof) relating in any way to the Sold Assets.

1.9. Power of Attorney.  To effectuate the terms of this Assignment Agreement, Assignors hereby name and irrevocably constitute and appoint the Buyer, with the full power of substitution therein, as Assignors' true and lawful attorney-in-fact to exercise the rights assigned hereby.

SECTION 2.  MISCELLANEOUS

2.1 Notices.  All necessary notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be deemed duly given if (i) hand-delivered or (ii) one (1) business day after deposited with a reputable overnight courier service, addressed as follows or addressed to such other addresses as any party shall designate from time to time by giving written notice in accordance with the provisions of this subsection:

If to Assignors: at the addresses on the signature page to this Agreement.

If to Buyer: to the then principal office of the Buyer addressed to the Buyer's Chief Executive Officer.

2.2 Expenses.  The parties agree to pay the cost of their own legal fees and other expenses incurred in the negotiation, drafting, execution and consummation of this Agreement and the closing of any purchase hereunder.

2.3 Governing Law Arbitration and Venue.  This Agreement is governed by Wyoming law, except for principals of law that govern conflicts of law or choice of jurisprudence.  All claims or disputes arising among the parties and relating to this Agreement or the breach, termination or validity thereof shall be settled by binding arbitration in accordance with the then-current rules for arbitration of the CPR Institute for Dispute Resolution.  There shall be a single neutral arbitrator selected in accordance with such rules.  The arbitration process shall be governed by the Wyoming Uniform Arbitration Act, W.S. §§ 1-36-101 through 1-36-119. The place of the arbitration shall be Sheridan County, Wyoming, and the arbitrator shall apply the substantive law of the State of Wyoming, exclusive of its choice of law rules, in deciding the dispute.  The arbitrator shall have authority to award provisional relief.  The final award of the arbitrator may include compensatory damages, not including pre-award interest, and specific relief limited to requiring the parties to comply with the provisions of this Agreement.  The arbitrator is not empowered to award exemplary or punitive damages and each party hereby waives any right to recover such damages with respect to any dispute resolved by arbitration.  The arbitrator is empowered to award reasonable attorneys’ fees in addition to the costs of arbitration.  The arbitrator’s award may be confirmed and judgment entered thereon in accordance with the governing arbitration law specified above.  Any claim of a party hereunder shall be time barred unless arbitration with respect to such claim is commenced within one (1) year after such claim arose.

2.4 Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

2.5 Section Headings.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

2.6 Amendment and Decisions by Assignors.  This Agreement may be amended, modified or terminated only by a written instrument duly executed by the Buyer and the Assignors who are to receive a majority of the Four Million Total shares and warrants to be received by the Assignors (a “Majority in Interest of the Assignors”) and any conditions to a party's obligations under this Agreement may be waived only in writing by the Buyer and such Majority in Interest of the Assignors, which shall bind all Assignors.  A Majority in Interest of the Assignors are hereby authorized to execute and deliver on behalf of all Assignors any and all agreements necessary or appropriate to cause transfer of the Sold Assets to the Buyer and consummate other matters on behalf of all Assignors and all Assignors shall be bound by such Majority in Interest of the Assignors.

2.7 Entire Agreement.  With respect to the subject matter hereof, this Agreement and the agreements that are exhibits to this Agreement contains the entire understanding of the parties and there are no agreements or undertakings among the parties other than as expressly set forth in this Agreement.  With respect to its subject matter, this Agreement and the agreements that are exhibits to this Agreement supersede any prior understanding or agreements of the parties.  There are no conditions precedent or subsequent to the effectiveness of this Agreement except as stated in or incorporated by reference into this Agreement and the agreements that are exhibits to this Agreement.  All prior negotiations, understandings, terms and conditions are merged in this Agreement and the agreements that are exhibits to this Agreement.

2.8 Third Parties.  Nothing in this Agreement shall be construed as giving any person, firm, or other entity other than the parties to this Agreement and their respective successors and permitted assigns, any right, remedy, or claim under or in respect of this Agreement or any of its provisions.

2.9 Benefit.  This Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement, and their respective heirs and legal representatives.  This Agreement may not be assigned by any party.

2.10 Specific Performance.  The parties each agree that they will be irreparably damaged in the event that this Agreement is not specifically enforced and, accordingly, all obligations to perform under this Agreement by any party hereto, shall be enforceable by the other parties hereto by a decree of specific performance.

2.11 Construction.  This Agreement is the result of negotiations among the parties hereto and their respective counsel.  This Agreement shall not be construed more strictly against one party than any other because it may have been drafted by one of the parties or its counsel and each of the parties hereto hereby acknowledges and agrees that it has contributed substantially and materially in the negotiation and drafting of this Agreement.

2.12 Delay Not Waiver.  Any delay in enforcing a party's right under this Agreement or any waiver as to a particular default or other matter will not constitute a waiver of such party's rights to the future enforcement of its rights under this Agreement, except only as to an express written and signed waiver to a specific matter for a specific period of time.

2.13 Counterparts.  This Agreement may be executed in one or more counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  The parties hereto agree that facsimile signatures shall be as effective as if originals.

[REMAINDER OF PAGE LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement under seal the day and year first above written.

ASSIGNORS:

(SEAL)
Name: Robert H. Craig
Address: 25 Goose Lane Sheridan, WY 82801

(SEAL)
Name: Song Jin
Address: 1203 Nassau Way Fort Collins, CO 80525

(SEAL)
Name: Robin Kindle
Address: 705 S. Thurmond Sheridan, WY 82801

(SEAL)
Name: Jon Larsen
Address: 203 Cottonwood Lane Gillette, WY 82718

(SEAL)
Name: Professor Anhuai Lu
Address: 316-209, Yanbei Yuan, Peking University, Haidian District, Beijing, P.R. China, Zip: 100871

NEXT FUEL, INC., a Nevada corporation

By:
John Cline, President and
Chief Executive Officer

100475-00002
ND: 4830-3457-5368, v.  3ND: 4830-3457-5368, v.  2

SCHEDULE 1
TO
ASSIGNMENT AGREEMENT

Technology and Intellectual Property Rights include:

1.           U.S. Provisional Patent Application Serial No. 61/374,796 entitled "Implementation Protocol for the Injection of Nutrients and/or Microorganisms needed for Microbial Enhanced Coalbed Methane Recovery", filed August 4, 2010 and any and all foreign counterpart patent applications currently existing or filed in the future (including without limitation, Peoples Republic of China Patent Application Serial No. 20100268938.37).

2.           Any and all test data, trade secrets, know-how and show-how relating to amendment recipes and technical information for enhanced self-sustaining biogenic methane production from coal and other carbonaceous deposits that any of the Owners own or have any other license right however acquired.  Included without limitation is technology relating to such methane production through injection of amendments into a bed, and recirculating of such amendments into the bed to generate methane from materials in the bed, and including extraction and recovery of the methane.  Also included are the materials shown to the investors to disclose the technology, and including without limitation, the technology deployed in field injection tests at Gillette, Wyoming in 2007, including sampling data from June 12, 2007.

3.           All documents, reports or other like records describing in detail the trade secrets, know-how and show-how referred to in paragraph 2 of this Schedule 1.

EXHIBIT C
TO
TECHNOLOGY AND INTELLECTUAL PROPERTY PURCHASE AGREEMENT

LOCK-UP AND INSTALLMENT RE-SALES RESTRICTION AGREEMENT

AGREEMENT dated as of March 28, 2011 (the "Effective Date") between and among Robert H. Craig, Song Jin, Robin J. Kindle, Jon Larsen, and Professor Anhuai Lu ("Shareholders"); and NEXT FUEL, INC., a Nevada corporation (the "Company");

WHEREAS, Shareholders have acquired securities of the company or have the right to acquire securities of the Company in connection with the acquisition by the Company of certain intellectual property rights , which securities are listed on Schedule 1 (d) to this Agreement; and

WHEREAS, as a condition to issuance of such securities, the Company desires Shareholders to agree to limit sales of securities of the Company in order to facilitate the Company raising additional capital, which Shareholders hereby acknowledge and agree would increase the value of the securities of the Company owned or to be acquired by Shareholders, or prevent the decrease in value of the securities of the Company owned or to be acquired by Shareholders.

NOW, THEREFORE, the parties hereby agree as follows:

1.   Definitions.

(a) "Affiliate" shall mean any and all persons and entities who are deemed "affiliates" under either the 1933 Act, the 1934 Act or any rule or regulation of the SEC promulgated under either the 1933 Act or the 1934 Act.

(b) "Common Equivalent Securities" shall mean:  (i) all shares of common stock, (ii) all securities having equivalent rights to common stock; (iii) all options, warrants, convertible securities and other rights to acquire Common Equivalent Securities; and (iv) securities of any class or series that are Publicly Traded.

(c) "Constructive Sale" shall mean with respect to any Common Equivalent Securities:  (i) a short sale of such Common Equivalent Securities; or (ii) entering into or acquiring a derivative contract with respect to such Common Equivalent Securities; or (iii) entering into or acquiring a futures or forward contract to deliver such Common Equivalent Securities; or (iv) entering into any hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risk of owning such Common Equivalent Securities.

(d) "Covered Securities" shall mean the following securities of the Company or any Holding Company: (i) the shares of Common Stock and Warrants acquired from the Company in exchange for intellectual property assigned by the Shareholders to the Company, which securities are listed on Schedule 1 (d) to this Agreement, (ii) all other Common Equivalent Securities of the Company or of any Holding Company acquired by Shareholders or any Affiliate of Shareholders, now or in the future, by any means, and (iii) all Common Equivalent Securities of the Company or any Holding Company received now or in the future by Shareholders or any Affiliate of Shareholders in exchange for, or on account of, any Covered Securities, including, without limitation, in connection with any merger, consolidation, exchange reorganization, recapitalization, dividend, split, reverse split or similar transaction or event.

(e) "Covered Transaction" shall mean any of the following acts, transactions or events:

(i)	Sell any of the Covered Securities or other securities of the Company or Holding Company received on account of ownership of the Covered Securities.

(ii)	Transfer, assign or otherwise dispose of any of the Covered Securities.

(iii)	Pledge, hypothecate or otherwise create a lien on any of the Covered Securities.

(iv)	Loan to any person or entity any Common Equivalent Securities of the Company or any Holding Company.

(v)	Sell short any Common Equivalent Securities of the Company or any Holding Company.

(vi)	Enter into a Constructive Sale respect to any Common Equivalent Securities of the Company or any Holding Company.

(vii)
Enter into, terminate, suspend or modify any 10b5-1 or other plan or agreement designed to facilitate trading Covered Securities without the prior written approval of the Company and any Holding Company.

(viii)	Enter into any agreement concerning any of the foregoing transactions, or otherwise facilitate any other person conducting any of the foregoing transactions.

(f) "Holding Company" shall mean any company whose Common Equivalent Securities are Publicly Traded (i) with which the Company merges or consolidates, or (ii) of which the Company or its successor becomes a wholly or majority owned subsidiary.

(g) "Lock-up Period" shall mean the period that begins on the date of this Agreement and that ends at the end on the first anniversary of the end of  the calendar month during which the later of the following two events occur:  (i) the date a Registration  Statement pursuant to Section 5 of the 1933 Act covering the resale of shares of Common Equivalent Securities of the Company or any Holding Company becomes effective by order of the SEC, which Registration Statement includes shares of Common Stock sold in the Private Placement; and (ii) the date the Company and/or any Holding Company receives gross proceeds aggregating at least Three Million ($3,000,000) Dollars (the "Private Placement Target") on a cumulative basis from all sales of securities (including in the Private Placement) of any all series or classes occurring on or after March 15, 2011, other than conversion of outstanding debt.  (For clarification by way of example, if the Registration Statement becomes effective on October 15, 2011 and the Company achieves the Private Placement Target capital-raising milestone on November 10, 2011, then the Lock-up Period would end on November 30, 2012.)

(h) "Installment Re-Sale Restriction Period" shall mean the period that begins upon termination of the Lock-up Period and that ends on the first (1st) annual anniversary of the beginning of the Installment Re-Sale Restriction Period.  (For clarification, based on the example at the end of Section 1 (g) above, the Installment Re-Sale Restriction Period would begin December 1, 2012 and would end on November 30, 2013.)

(i) "Pro Rata Share of Shareholders" shall mean the percentage determined by dividing (i) the maximum number of Covered Securities owned by any Shareholder ("Shareholders’ Ownership"), by (ii) the maximum number of Covered Securities owned by all Shareholders whose resale is restricted under this Agreement.  Securities purchased in Public Markets or from persons or entities other than the Company or any Holding Company shall not be included in the calculation of Shareholders’ Pro Rata Share, unless the Company and any Holding Company agrees to include the same in the calculation.

(j) "Private Placement" shall mean any offer and sale of Common Equivalent Securities of the Company or any Holding Company that occurs on or after March 15, 2011 not including conversion of debt, but on or before December 31, 2011.

(k) "Public Market" shall mean:  (i) any national securities exchange (as defined in the 1934 Act); (ii) NASDAQ or any equivalent automated quotation system; (iii) the Over-the-Counter Bulletin Board; (iv) the Pink Sheets; or (v) any foreign equivalent of any of the above designated in writing by the Company or Holding Company in their sole discretion.

(l) "Publicly Traded" shall mean being sold or quoted for sale in any Public Market.

(m) "SEC" means the Securities and Exchange Commission of the United States of America or its successor agency.

(n) "1933 Act" means the Securities Act of 1933, as amended, and any successor statute.

(o) "1934 Act" means the Securities Exchange Act of 1934, as amended, and any successor statute.

2.   Effectiveness.  This Agreement shall become effective when executed and delivered by the Company and Shareholders.

3.   Lock-up Period Obligations.  Shareholders hereby agree that, neither Shareholders nor any Affiliate or Permitted Transferee (as defined in Section 7 hereof) of Shareholders, will enter into any Covered Transaction during the Lock-up Period.

4.   Installment Re-Sale Restriction Period Obligations.  Shareholders hereby agrees that neither Shareholders, nor any Affiliate or Permitted Transferee of Shareholders, will enter into any Covered Transaction during the Installment Re-Sale Restriction Period, except that during any calendar month during the Installment Re-Sale Restriction Period, any Shareholder, together with its Affiliates and Permitted Transferees, may sell a number of Covered Securities equal to the lower of the following amounts (the "Permitted Volume"):

(a) Eight and One-Half (8.5%) Percent of the highest number of Covered Securities at any time owned by such Shareholder, its Affiliates and Permitted Transferees (which number shall include all Common Equivalent Securities, whether or not exercised or converted) (the "Stable Measurement Number"); or

(b) The number of Covered Securities obtained by multiplying:  (i) the average weekly reported volume of trading of the Common Equivalent Securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks that ended immediately prior to the beginning of the calendar month during which the sale occurs (the "Average Weekly Volume"), by (ii) the Shareholders’ Pro Rata Share.

5.   Interpretation.  For purposes of determining compliance with the foregoing, (i) if more than one class or series of Covered Securities are Publicly Traded, a separate calculation for each class or series of Publicly Traded Covered Securities shall be made to determine the Permitted Volume of sales for each class or series and failure to sell the full Permitted Volume of one class or series shall not entitle Shareholders to sell more than the Permitted Volume of any other class or series;  (ii) if Shareholders fail to sell the full Permitted Volume of Covered Securities in any calendar month, the unsold Permitted Volume of Covered Securities may not be carried over to any subsequent calendar month; (iii)  a sale shall be deemed to occur on the date the transaction is executed, not when the order is placed or the securities delivered to complete the sale; (iv)   Shareholders shall have the obligation to cancel any open sale orders at the end of any month, if execution of the order in the following month would cause sales to exceed the Permitted Volume of sales for such later month; (v) prior to selling any Covered Securities in any calendar month, Shareholders shall report to the Company or any Holding Company all sales of Covered Securities in all prior months; and (vi) prior to selling any Covered Securities in any calendar month, Shareholders shall request the Company or Holding Company to confirm to the Shareholders the Permitted Volume of Covered Securities for the Shareholders for that calendar month, but if the Company or Holding Company fails to provide the information within three (3) trading days after written request, the Shareholders shall be entitled to sell Covered Securities equal to the Stable Measurement Number.  In the event any Affiliate or Transferee or Shareholders owns or acquires any Covered Securities, the Company shall be entitled to treat Shareholders and its Affiliates and Permitted Transferees as a single person for purposes of determining compliance with this Agreement, unless the Company otherwise agrees.  Unless the Company or Holding Company designates another person, all communications regarding the foregoing shall be made in writing to the Chief Financial Officer of the Company or Holding Company, who shall make all determinations about the number of Covered Securities permitted to be sold. All determinations by the Company or Holding as to the number of Covered Securities permitted to be sold in any month shall be final and binding on Shareholders, unless the Company or Holding Company has acted in bad faith.  Shareholders shall have the burden of proving bad faith by clear and convincing evidence.

6.   Securities Law Compliance.  Shareholders further agree that both during and after termination of the restrictions set forth above, Shareholders will comply with all securities laws, rules and regulations when purchasing or reselling securities of the Company or any Holding Company, including, without limitation, SEC Rule 144, Section 16 of the 1934 Act, SEC Rule 10b-5 and other restrictions on trading while in possession of material non-public information.  To ensure compliance, Shareholders hereby agree to comply with any and all insider trading policies the Company or any Holding Company may adopt from time to time effective immediately upon written notice from the Company or any Holding Company of the policy.  Without limiting the foregoing, Shareholders hereby agree that the determination of the Company or any Holding Company as to whether any Shareholder possesses material nonpublic information shall be final and binding on Shareholders.

7.   Exceptions.  Notwithstanding the foregoing, the obligations of Shareholders pursuant to Sections 3 and 4 above are subject to the following:

(a) The Board of Directors of the Company or Holding Company may terminate or waive any provision of this Agreement that restricts any party from taking any action prohibited by Section 3 or 4 of this Agreement   prior to termination of the Lock-up Period or the Installment Re-Sale Restricted Period, provided the Board of Directors of the Company provides all Shareholders with the same termination or waiver at the same time and to the same extent.  Nothing herein shall prohibit the Company from amending or waiving any agreement with any persons or entities other than Shareholder and any such amount or waiver or amendment with other persons or entities shall have no effect on the obligations of Shareholders under this Agreement.

(b) Notwithstanding the foregoing, Shareholders may transfer Covered Securities of the Company or Holding Company to a Permitted Transferee:  (i) if the transfer is made by Shareholders without payment or other consideration by the Permitted Transferee; (ii) if a transfer is otherwise permitted under applicable laws, rules, regulations and other agreements and contracts; and (iii) the Permitted Transferee first signs an agreement that includes substantially the terms set forth herein and that is otherwise reasonably acceptable to the Company or Holding Company.  A "Permitted Transferee" means:  (i) if a Shareholder is an individual, to any family member or to any trust where the sole beneficiaries are Shareholder and/or family members or to any entity in which Shareholder is a General Manager or General Partner; (ii) if a Shareholder is a corporation, to any direct or indirect parent or subsidiary or owner of such Shareholder; (iii) if a Shareholder is a partnership, to any partner of such Shareholder; (iv) if a Shareholder is a limited liability company, to any member of such Shareholder; and (v) if a Shareholder is a trust, to any beneficiary of such trust.  Except for transfers in compliance with this Agreement, any transfer or attempted transfer of any Covered Securities not in compliance with this Agreement, shall be null and void and without effect and the Company is hereby authorized to stop any such transfer.

(c) Notwithstanding the foregoing, subject to compliance with securities laws, the Shareholders may sell all or part of the Warrants included in the Covered Securities in a limited number of private transaction(s), if the purchaser(s) agree to comply with the restrictions of this Agreement in a contract acceptable to the Company.

8.   Continuation.  The provisions of this Agreement shall continue in effect notwithstanding that any Covered Securities are registered for re-sale or are otherwise sellable under any exemption from registration.

9.   Legends and Stop Transfer Instructions.  Certificates evidencing the Covered Securities shall have a legend in form and substance acceptable to the Company and Holding Company referring to the restrictions of this Agreement and the Company or Holding Company may instruct the transfer agent of the Company or Holding Company to stop any transfer of any securities by Shareholders or any Affiliate or Permitted Transferee of Shareholders  in violation of this Agreement and may take any other action required to avoid violation of this Agreement, including, without limitation, obtaining an injunction. Neither the Company nor any Holding Company shall have any liability for any refusal to transfer, unless the Company or Holding Company has acted in bad faith.  Shareholders shall have the burden of proving bad faith by clear and convincing evidence.

10.   Amendment by Majority in Interest.  To provide the Company with flexibility to raise capital or to enter into a merger, consolidation or similar transaction, this Agreement may be amended or supplemented to lengthen the re-sale restrictions in Sections 3 and/or 4 hereof or to decrease the number of Covered Securities that can be sold in any time period pursuant to Section 4 hereof, upon execution and delivery of a written amendment or supplement by:  (i) the Company and any Holding Company; and (ii) the Shareholders of who own a majority of the Covered Securities (including shares issuable upon exercise or conversion of any warrants, stock option, convertible securities or other rights to acquire Covered Securities) that are then subject to this Agreement.  Shareholders hereby agrees to be bound by such amendment or supplement immediately upon request, notice of its provisions and notice that the required signatures have been obtained, notwithstanding that a Shareholder  has not executed such amendment or supplement.

11.   Miscellaneous.

(a) Shareholders hereby agree to cause all Affiliates and Permitted Transferees of Shareholders that own or acquire beneficially or of record any Common Equivalent Securities of the Company or any Holding Company (or any right to acquire any such Common Equivalent Securities) to execute and deliver a counterpart of this Agreement.  All obligations of Shareholders and Permitted Transferees under this Agreement shall apply to any Affiliate of Shareholders and Permitted Transferees which owns or acquires any Common Equivalent Securities of the Company or any Holding Company to the same extent as to Shareholders notwithstanding that such Affiliate or Permitted Transferee has not executed or delivered this Agreement.  Shareholders hereby agree to be responsible for the actions and omissions of its Affiliates and Permitted Transferees.

(b) Each Shareholder hereby represents and warrants to the Company as follows: (i) Shareholders is both the record owner and the beneficial owner of the number of Covered Securities listed on Schedule 1(d) to this Agreement free and clear of any and all pledges, liens, security interests and other rights, claims and encumbrances; (ii) no other person or entity has any contract or other right to acquire any such Covered Securities; (iii) neither Shareholder nor any Affiliate of Shareholders owns of record or beneficially, or has any right to acquire,  any Common Equivalent Securities of the Company other than the Covered Securities; (iv)  Shareholder has full power and authority to execute and deliver and perform this Agreement; and (v) this Agreement has been duly and validly executed and delivered and constitutes a valid and binding agreement of Shareholder enforceable in accordance with its term.

(c) Shareholders agree to notify the Company or any Holding Company in writing of the acquisition by Shareholders or any Affiliate of Shareholders or Permitted Transferees of any Common Equivalent Securities of the Company or any Holding Company.

(d) The representations, warranties, understandings, acknowledgments and agreements in this Agreement are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance hereof by the Company and shall survive thereafter.  Shareholders hereby agrees to indemnify and hold harmless the Company and any Holding Company from and against any loss or expense (including, without limitation, court costs and reasonable attorneys fees and expenses) resulting from any breach by Shareholders or any Affiliate or Permitted Transferee of Shareholders of any representation, warranty, covenant or agreement of Shareholders or any Affiliate or Permitted Transferee of any Shareholders.

(e) Any notices required or permitted to be given under the terms hereof:  (i) may be personally delivered to any party, in which case the notice shall be effective when delivered; (ii) may be sent by overnight courier, in which case the notice shall be effective on the first scheduled delivery date established by such courier service; or (iii) may be sent by certified or registered mail (return receipt requested), in which case the notice  shall be effective five days after being placed in the mail, in each case addressed to a party as provide herein. Except in the case of actual personal delivery, unless indicated otherwise in a notice sent in compliance with this Agreement, the addresses for such communications shall be: (i) if to the Company, to the principal office of the Company at the time of such notice addressed to the Chief Financial Officer of the Company; and  (ii) if to Shareholders, to the address set forth immediately below such Shareholder’s name on the signature pages to this Agreement.

(f) This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Wyoming, as such laws are applied by Delaware courts to agreements entered into and to be performed in Wyoming, without regard to principles of conflicts of laws, and shall be binding upon the Shareholders, the Shareholder’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company and its successors and assigns.

(g) All claims or disputes arising among the parties and relating to this Agreement or the breach, termination or validity thereof shall be settled by binding arbitration in accordance with the then-current rules for arbitration of the CPR Institute for Dispute Resolution.  There shall be a single neutral arbitrator selected in accordance with such rules.  The arbitration process shall be governed by the Wyoming Uniform Arbitration Act, W.S. §§ 1-36-101 through 1-36-119. The place of the arbitration shall be Sheridan County, Wyoming, and the arbitrator shall apply the substantive law of the State of Wyoming, exclusive of its choice of law rules, in deciding the dispute.  The arbitrator shall have authority to award provisional relief.  The final award of the arbitrator may include compensatory damages, not including pre-award interest, and specific relief limited to requiring the parties to comply with the provisions of this Agreement.  The arbitrator is not empowered to award exemplary or punitive damages and each party hereby waives any right to recover such damages with respect to any dispute resolved by arbitration.  The arbitrator is empowered to award reasonable attorneys’ fees in addition to the costs of arbitration.  The arbitrator’s award may be confirmed and judgment entered thereon in accordance with the governing arbitration law specified above.  Any claim of a party hereunder shall be time barred unless arbitration with respect to such claim is commenced within one (1) year after such claim arose.

(h) Shareholders agree not to transfer or assign this Agreement, or any of Shareholder’s interest herein, without the express written consent of the Company and any Holding Company.  The Company or Holding Company may assign any or all of its rights under this Agreement without the consent or approval of Shareholders.  Except for any Holding Company, this Agreement is not intended, and shall not be deemed to create or confer any rights or remedies upon any person or entity other than the parties hereto (including parties to counterparts of this Agreement) and their respective successors and permitted assigns, or to otherwise create any third party beneficiary hereto.

(i) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith.

(j) This Agreement may be amended only by a writing executed by all parties hereto. This Agreement may be executed in one or more counterparts.

[REMAINDER OF PAGE LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Lock-up and Installment Sales Restriction Agreement as of the date first written above.

NEXT FUEL, INC. By:____________________ Title:___________________ Address for Notices
SHAREHOLDERS

____________________________(SEAL)
Name:  Robert H. Craig
Address: 25 Goose Lane
Sheridan, WY 82801

____________________________(SEAL)
Name:  Song Jin
Address:1203 Nassau Way
Fort Collins, CO 80525

____________________________(SEAL)
Name:  Robin Kindle
Address: 705 S. Thurmond
Sheridan, WY 82801

____________________________(SEAL)
Name:  Jon Larsen
Address: 203 Cottonwood Lane
Gillette, WY 82718

____________________________(SEAL)
Name:  Professor Anhuai Lu
Address:  316-209, Yanbei Yuan, Peking University, Haidian District, Beijing, P.R. China, Zip: 100871

100475-00002
ND: 4817-9196-9289, v.  3

SCHEDULE 1 (d)
TO
LOCK-UP AND INSTALLMENT RE-SALES RESTRICTION AGREEMENT

Name	Number Shares	Number Warrants
Robert H. Craig	1,000,000	1,000,000
Song Jin	1,000,000	-
Robin Kindle	800,000	-
Jon Larsen	200,000	-
Professor Anhuai Lu	10,000
Total	3,010,000	1,000,000

EXECUTION COPY
EXHIBIT D
TO
TECHNOLOGY AND INTELLECTUAL PROPERTY PURCHASE AGREEMENT

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this "Agreement"), is entered into as of April 1, 2011 (the "Effective Date"), by and between Next Fuel, Inc., a Nevada corporation (the "Company"), and _________________(the "Executive"), who resides at the address shown on the signature page of this Agreement..

WHEREAS, Executive has sold certain valuable technology, technical data and intellectual property rights to the Company; and

WHEREAS, the Company desires to retain the services of Executive, and Executive desires to continue to be employed by the Company, all on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.           DUTIES AND SCOPE OF EMPLOYMENT.

1.2 Position and Duties.  The Executive will be employed by the Company for the Term of this Agreement, as defined in Section 3.1 hereof.  Executive shall report to the Board of Directors of the Company (the "Board") and the Chief Executive Officer of the Company.  The Executive will render such business services as shall reasonably be assigned to him by the Board or the Chief Executive Officer of the Company and/or as are contemplated by the Company’s bylaws.  The Executive shall also serve without additional compensation in such other offices of the Company and any subsidiary, joint venture and/or parent company to which the Executive may be elected or appointed by the Board with the consent of the Executive.

1.3 Time and Effort.  During the Term of this Agreement and during any employment after the Term of this Agreement, the Executive shall devote substantially all of his working time, energy, skill and best efforts to the performance of his duties hereunder in a manner that will faithfully and diligently further the business and interests of the Company.  During the Term of this Agreement and during any employment after the Term of this Agreement, Executive shall not work for or provide services to any other person or entity.

1.4 Place of Employment.  The Executive’s services shall be performed at such location(s) the Company from time to time determines.  The parties acknowledge, however that the Executive may be required to travel in connection with the performance of his duties hereunder.

2.   COMPENSATION AND BENEFITS.

2.1 Annual Base Salary.  The Company shall pay the Executive during the Term of this Agreement an annual base salary of ________ ($______) (less all applicable deductions) (the "Annual Base Salary"), which amount shall be effective as of April 1, 2011.  The Executive’s Annual Base Salary shall be payable in equal installments in accordance with the Company’s regular payroll practices.  The Annual Base Salary may be increased from time to time by the Board.

2.2 Employee Benefits.  During the Term of this Agreement, the Executive and his immediate family shall be entitled to participate in employee benefit plans as such plans may be modified from time to time, or programs of the Company, if any, to the extent that his position, tenure, salary, age, health our other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto.  The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

2.3 Bonuses.  If the Company's Board of Directors establishes any bonus plan from time to time, Executive shall be eligible to participate in such bonus plan to the extent the Board of Directors deems appropriate.

2.4 Expenses.  The Company shall pay or reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive during the Term of this Agreement, and during any employment after the Term of this Agreement, in the performance of the Executive’s duties under this Agreement in accordance with the Company’s employee business expense reimbursement policies in effect from time to time.  The Company agrees to pay all expense reimbursements within 30 days of the Executive’s submission of expense reimbursement vouchers to the Company in form and substance acceptable to the Company.

2.5 Vacation.  The Executive shall be entitled to twenty (20) business days of paid vacation per calendar year, with the time and duration of specific vacations mutually and reasonably agreed to by the parties hereto.  The Executive shall not be entitled to carryover any unused vacation time or other time off to the next calendar year and Executive shall not be entitled to payment for unused vacation time or other time off.

3.   TERM AND TERMINATION.

3.1 Term of this Agreement.  The initial Term of this Agreement shall begin on the date hereof and shall continue thereafter until March 31, 2013, (the "Initial Term"), unless earlier terminated by either party as provided below.  The Initial Term and any renewal term may be extended only by written agreement executed and delivered by the Company and Executive.  Continued employment of Executive by the Company after termination of this Agreement shall not be deemed to be an extension of the Term of this Agreement.  The initial Term of this Agreement and all extensions thereof are referred to herein as the "Term of this Agreement".  Provisions of this Agreement which by their language terminate upon or after termination of employment do not terminate upon Termination of this Agreement.

3.2 Early Termination.  Either the Company or Executive may terminate this Agreement or the Executive’s employment at any time (including prior to the end of the Term of this Agreement) for any reason (with or without cause) or no reason by giving thirty (30) days’ advance notice in writing (except as otherwise provided herein).  Upon termination of the Executive’s employment with the Company, the Executive’s rights under any applicable benefit plans shall be determined under the provisions of those plans and applicable law.

3.3 Termination Benefits.  In the event the Company terminates Executive’s employment prior to the end of the Term of this Agreement, then the Executive shall be entitled to receive as severance, the Base Salary in effect on the date of termination for the duration of the Severance Period.  The "Severance Period" shall be the one (1) year period directly following any such termination.  The Company shall also, for the duration of the Severance Period, continue to provide the Executive with benefits as if the Executive was still an Executive of the Company to the extent permitted by the contracts with third party providers of such benefits.  The Company may in its sole discretion condition payments and benefits on Executive executing and delivering to the Company a full liability release of the Company and its officers, directors, shareholders and agents in form and substance acceptable to the Company.

4.   REPRESENTATIONS AND WARRANTIES AND AGREEMENTS.

4.1 Skills.  Executive represents to Company that Executive has the knowledge and skills required to perform this Agreement.

4.2 Prior Employers.  Executive represents that Executive has executed no prior non-competition, non-disclosure or confidentiality agreements that would in any way interfere with his work for Company.  The Executive represents that the Executive’s performance of all of the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by the Executive in confidence or in trust prior to the Executive’s engagement or employment by the Company.  The Executive represents that the Executive has not entered into, and agrees not to enter into, any agreement either oral or written in conflict with this Agreement.

4.3 Third Party Trade Secrets.  The Executive represents that the Executive has not brought and will not bring with the Executive to the Company, or use in the performance of the Executive’s responsibilities for Company, any materials or documents of a former employer or third party which are not generally available to the public, unless the Executive has obtained written authorization from the former employer or other owner for their possession and use and provided the Company with a copy of such authorization.

4.4 Confidentiality.  The Executive understands that during the Executive’s employment by  the Company, the Executive is not to breach any obligation of confidentiality that the Executive has to a former employer or any other person or entity.  Executive agrees not to disclose to Company or induce Company to use any confidential or proprietary information belonging to any of the Executive's previous or present employers or others.

4.5 Third Party Participation.  Executive agrees that Executive will disclose the participation of any other person in any of Executive's work for Company.

5.   NON-SOLICITATION.

5.1 Non-Solicitation.

(a) During the Restriction Period (as defined below), the Executive may not directly or indirectly (i) solicit, induce, attempt to hire, recruit, encourage, take away, or hire any employee of the Company or (ii) solicit, induce or attempt to induce any customer of the Company to reduce its business with the Company or sell any product or service that would cause the customer to require less of the Company’s products or services.

(b) The term "Restriction Period" means the period of time commencing on the date of this Agreement and terminating such period of time determined by the Board of Directors of the Company not to exceed one (1) year after the later of:  (i) the end of the Term of this Agreement or (ii) termination of employment of Executive with the Company for any reason or no reason, whether such termination occurs before or after the end of the Term of this Agreement.

(c) The parties agree that it is not their intention to violate any public policy, rule of public order or statutory or common law.  The parties intend that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  If any provision of this Agreement is found by a court to be unenforceable, the parties authorize the court to amend or modify the provision to make it enforceable in the most restrictive fashion permitted by law.

(d) If the Executive violates any of the restrictions contained in this Section, the Restriction Period shall not run in favor of the Executive from the time of the commencement of any such violation until such violation shall be cured by the Executive provided that the Company notifies the Executive of such violation within 30 days of learning of the Executive’s violation.

(e) In addition to any other remedy available at law or equity, Company shall have the right to purchase for an aggregate of One ($1.00) Dollar all the Common Stock and/or Warrants of Company owned by Executive if Executive breaches this Agreement or Article III of the Technology and Intellectual Property Purchase Agreement to which Executive is a party.

5.2 Conditional Nature of Severance Payments.  The Executive agrees and acknowledges that the Executive’s right to receive the severance payments set forth in Section 3.3 (to the extent the Executive is otherwise entitled to such payments) shall be conditioned upon compliance with the restrictions in this Section 5 and of Article III of the Technology and Intellectual Property Purchase Agreement to which Executive is a party.

5.3 Severability.  The restrictive covenants in the various provisions of this Section 5 are separate and independent contractual provisions.  The invalidity or unenforceability of any particular restrictive covenant or any other provision in this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

5.4 Survival of Non-Solicitation and Confidentiality Agreements.  Any provision of this Agreement to the contrary notwithstanding, if this Agreement is terminated for any reason, or expires, the provisions and covenants of Section 4 and this Section 5 shall nevertheless remain in full force and effect in accordance with their respective terms.  These provisions shall also remain in full force ad effect notwithstanding any breach or alleged breach of this Agreement by the Company.

5.5 Survival of Provisions of Technology and Intellectual Property Purchase Agreement.  The provisions of this Agreement are in addition to the non-competition and other provisions of the Technology and Intellectual Property Purchase Agreement to which the Company and Executive are parties.  Such provisions remain in full force and effect and are not superseded by this Agreement.

6.   MISCELLANEOUS.

6.1 Right to Advice of Counsel. The Executive acknowledges that he has had the opportunity to consult with counsel and is fully aware of his rights and obligations under this Agreement.

6.2 Applicable Law.  This Agreement shall be construed and interpreted according to the laws of the State of Wyoming, without regard to the conflicts of law rules thereof.

6.3 Resolution of Disputes.  The parties acknowledge and agree that any disputes arising out of this Agreement shall be resolved according to the following terms:

(a)           Except as specifically set forth in Section 6.3(d) below, any claim or controversy arising out of or relating to this Agreement or arising out of the Executive’s service to the Company shall be settled by binding arbitration in Sheridan, Wyoming, in accordance with the National Rules of the American Arbitration Association for the Resolution of Employment Disputes in effect on the date of the event giving rise to the claim or controversy.  Either party must request arbitration of any claim or controversy within one (1) year of the date of the event giving rise to the claim or controversy by giving written notice of the party's request for arbitration.  Failure to give notice of any claim or controversy within one (1) year of the event giving rise to the claim or controversy shall constitute waiver of the claim or controversy.

(b)           All claims or controversies subject to arbitration pursuant to Section 6.3(a) above shall be resolved by a panel of three arbitrators who are licensed to practice law in the State of Wyoming and who are experienced in the arbitration of labor and employment disputes. These arbitrators shall be selected in accordance with the National Rules of the American Arbitration Association for the Resolution of Employment Disputes in effect at the time the claim or controversy arises. Either party may request that the arbitration proceeding be stenographically recorded by a Certified Shorthand Reporter. The parties shall be entitled to be represented by legal counsel at any arbitration proceedings. The parties will each pay one half the cost of the arbitration, except that the parties shall each be responsible for their own legal fees and expenses incurred under this Section 6.3.

(c)           The arbitration provisions in this Agreement may be specifically enforced by either party, submission to arbitration proceedings may be compelled by any court of competent jurisdiction, and the decision of the arbitrators may be specifically enforced by either party in any court of competent jurisdiction.

(d)           Notwithstanding the arbitration provisions set forth herein, the Executive acknowledges and understands that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be accurately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm.  In the event of a breach or threatened breach by the Executive of the provisions of Sections 5, the Company shall be entitled to seek all legal and equitable remedies available, including but not limited to obtaining a court-ordered injunction restraining the Executive from the breach or threatened breach upon the terms and conditions as the court ordering the injunction may impose.

6.4 Headings.  The headings and captions set forth herein are for convenience of reference only and shall not affect the construction or interpretation hereof.

6.5 Notices.  Any notice or other communication required, permitted, or desirable hereunder shall be hand delivered (including delivery by a commercial courier service) or sent by United States registered or certified mail, postage prepaid, addressed as follows:

If to the Company:	Next Fuel, Inc.

821 Frank Street

Sheridan, WY

Attention: Chief Executive Officer

(Or attention all Members of Board of Directors, if Executive is at the time of notice the Chief Executive Officer)

If to the Executive:	to the address on the signature page of this Agreement.

or such other addresses as shall be furnished in writing by the parties. Any such notice or communication shall be deemed to have been given as of the date so delivered in person or three business days after so mailed.

6.6 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of successors and permitted assigns of the parties.  This Agreement may not be assigned, nor may performance of any duty hereunder be delegated, by either party without the prior written consent of the other; provided, however, the Company may assign this Agreement to any successor to its business provided that such successor agrees to be bound by the terms and conditions hereof.

6.7 Entire Agreement; Amendments.  This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof, and there are no other contemporaneous written or oral agreements, undertakings, promises, warranties, or covenants not specifically referred to or contained herein.  This Agreement specifically supersedes any and all prior agreements and understandings of the parties with respect to the subject matter hereof, all of which prior agreements and understandings (if any) are hereby terminated and of no further force and effect.  This Agreement may be amended, modified, or terminated only by a written instrument signed by the parties hereto.

6.8 Execution of Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.  This Agreement may be delivered by facsimile transmission of an originally executed copy to be followed by immediate delivery of the original of such executed copy.

6.9 Severability.  If any provision, clause or part of this Agreement, or the applications thereof under certain circumstances, is held invalid or unenforceable for any reason, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

6.10 No Deferral and No Acceleration.  Deferral or acceleration of any payment contemplated by this Agreement which is subject to Section 409A of the Code and the regulations thereunder is strictly prohibited unless specifically permitted by Section 409A of the Code and the regulations thereunder.

6.11 Separate Payments.  To the fullest extent permitted by law, each payment hereunder shall be treated as a separate payment for the purposes of Section 409A of the Code and the regulations thereunder.

6.12 Non-Transferability.  To the extent this Agreement contains payments which are subject to Section 409A of the Code and the regulations thereunder, the Executive’s rights to such payments are not subject to anticipation, alienation, sale, transfer, pledge, encumbrance, attachment or garnishment and, where applicable, may only be transferred by will or the laws of descent and distribution.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

NEXT FUEL, INC.

By:
Name:
Title:

EXECUTIVE

Print Name:
Address for Notices:

100475-00002
ND: 4842-9433-8313, v.  1

EXHIBIT E
TO
TECHNOLOGY AND INTELLECTUAL PROPERTY PURCHASE AGREEMENT

NEXT FUEL, INC.
CONFIDENTIALITY AND
ASSIGNMENT OF INVENTIONS AGREEMENT

This Confidentiality and Assignment of Inventions Agreement ("Agreement") is entered into effective as of April 1, 2011 ("Effective Date") by and between Next Fuel, Inc., a Nevada corporation ("Company"), and _________________, an individual residing at the address on the signature page of this Agreement ("Employee").

This Agreement is executed by the Employee in consideration of Company agreeing to hire Employee, subject to the condition that the Employee executes and delivers to the Company this Agreement.

1.   Description of Services.  Employee agrees to provide any and all services as requested from time to time by Company ("Services").  Compensation for Services shall be covered by another agreement between Employee and Company.  Employee hereby agrees to deliver to Company all copies of any completed work for the Company or work in progress for the Company in all media as and when requested by Company, together with all notes and other documentation.

2.   Other Employment or Consulting.  Employee shall not have the right to perform work for others, whether as an employee, consultant or contractor, during the term of this Agreement, unless Employee obtains the prior written permission of Company.  This provision shall not apply to reasonable volunteer activities by Employee to the extent consistent with the next sentence.

3.   Reasonableness and Enforceability.  The Employee has read and carefully considered the terms of this agreement, has had the opportunity to contact the Employee’s own legal counsel to advise the Employee regarding the terms of this agreement, and the Employee now agrees that the terms of this agreement are fair and reasonable and are reasonably required for the protection of the interest of the Company and the Company’s stockholders.  The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action of the Employee against the Company whether predicated on this Agreement, breach of this Agreement or any other contract between Employee and the Company or otherwise.  Failure of the Company to enforce at any time or for any period of time any of the conditions or covenants of this Agreement shall not be construed as a waiver of such provisions or of the right of the Company to enforce subsequent breaches of the same or other conditions and covenants, unless such permanent waiver is provided to the Employee in writing and signed by the Chief Executive Officer of the Company, or if the Employee is the Chief Executive Officer of the Company, then by the Board of Directors of the Company.

4.   Term.  The term of this Agreement shall commence on the Effective Date and shall continue until terminated by Employee or Company as set forth below.  Notwithstanding any other provision of this Agreement, Employee's employment by the Company is a "hiring at will" and Company may terminate the employment of Employee at any time in Company's sole discretion, with or without cause, for any reason or no reason, which termination shall be effective immediately upon written notice to the other or such later date specified in the written notice.

5.   Consideration.  Employee acknowledges and agrees that the employment of Employee by Company and execution and delivery of this Agreement is, and shall continue to be, adequate consideration for all of the promises and obligations set forth in this Agreement, including, but not limited to, the assignment of rights, confidentiality, non-solicitation and non-disparagement obligations.

6.   Equipment.  If Company provides any equipment, supplies or documents in any media required to undertake the Services items to Employee, including, without limitation, any keys, computers, cell phones or other devices, Employee shall promptly return the same to Company upon request by Company.

7.   Confidentiality.  Except in the course of performing Employee's obligations under this Agreement, or pursuant to written authorization from Company, Employee shall hold in confidence and shall not at any time during or for three (3) years after termination of Employee's relationship with Company (a) directly or indirectly reveal, report, publish, disclose or transfer Confidential Information or any part thereof to any person or entity; (b) use any Confidential Information or any part thereof for any purpose other than for the benefit of Company; or (c) assist any person or entity other than Company to secure any benefit from Confidential Information or any part thereof.  Notwithstanding the foregoing, if prior to termination of such five-year post employment period the Company provides written notice that any specific item (s) of Confidential Information remains a trade secret of the Company, Employee's obligation under this Agreement shall continue to apply to such specific item (s) of Confidential Information until informed in writing by the Company that the information is no longer a trade secret of the Company.

For the purposes of this Agreement, "Confidential Information" shall mean each of the following: (a) any information or material proprietary to Company or designated as confidential either orally or in writing by Company; and (b) any information which Employee should know Company would not care to have revealed to others or used in competition with Company.  Confidential Information also includes any information which Company obtains from another party and which Company treats as proprietary or designates as Confidential Information, whether or not owned or developed by Company.  The failure of Company to mark any of the above-described information as proprietary, confidential, or secret shall not affect its status as part of the Confidential Information protected by this Agreement.  Confidential Information includes, but is not limited to, the following:

(i) all formulas,  processes, specifications, design concepts, trade secrets, materials utilized, technical data, tools and procedures, internal reports and communications, test data and results, the nature and results of research and development activities, and plans for the development or acquisition of future products or product enhancements by the Company or its customer;

(ii) the nature and type of services rendered by the Company and the fees paid by the Company’s customers for products and services;

(iii) business plans, marketing techniques, marketing plans, mailing lists, purchasing information, price lists, pricing policies, quoting procedures, financial information, customer, corporate partners and prospect names and requirements, customer data, customer site information, pricing strategies and other materials or information relating to the manner in which the Company or its customer does business; and

(iv) any other materials or information that has been created, discovered or developed by, or otherwise become known to, the Company that have commercial value in the business in which the Company is engaged.

8.   Definition of Inventions.  For purposes of this Agreement, the term "Inventions" shall mean ideas, concepts, techniques, know-how, improvements, or other information or intellectual property, trade and service names and marks, and any and all other items listed in the definitions of Confidential Information (whether or not reduced to writing and whether or not patentable or protectable by copyright) that the Employee either alone or with others authors, conceives of, reduces to practice, discovers, develops or creates, in whole or in part, as a direct or indirect result of the Employee’s engagement with the Company (in any capacity, whether, managerial, planning, technical, sales, research, development, manufacturing, engineering, or otherwise), or through the use of any of the Company's information, facilities or resources.

9.   Ownership and Assignment of Inventions.

(a)           Except as provided in Section 9 (d) hereof, (i) as between the Employee and the Company, all Inventions in whole or in part authored, conceived, reduced to practice, discovered, developed or created by Employee (alone or with others) during the term of engagement of Employee by the Company shall be owned by the Company and (ii) the Employee hereby irrevocably assigns to the Company all of the Employee’s right, title and interest in any and all Inventions in whole or in part authored, conceived, reduced to practice, discovered, developed or created by Employee during the engagement of Employee by the Company.

(b)           The Employee agrees that the Company is the sole owner of the copyright in any work which the Employee produces during the Employee’s engagement with the Company, which was produced as one of the duties of such engagement or otherwise for or on behalf of the Company during the provision of services to the Company by Employee.  All Inventions authored, conceived, reduced to practice, discovered, developed or created by Employee (alone or with others) during the term of engagement of Employee by the Company are "works made for hire" (to the greatest extent permitted by applicable law), the copyright of which shall be owned solely by, or assigned or transferred completely and exclusively to the Company.

(c)           The Employee agrees to execute any instruments and to do all other things reasonably requested by the Company (both during and after the Employee’s engagement with the Company) in order to more fully vest in the Company all ownership rights in Inventions transferred by the Employee to the Company pursuant to this Agreement, including, without limitation, assignments of patents, copyrights and trademarks.  If for any reason Employee shall refuse or delay executing and delivering to the Company any document required to fulfill this obligation, the Employee hereby authorizes the Company to execute and deliver such document in the name of and on behalf of Employee.  This provision shall survive the death of Employee.  The Employee further agrees to disclose immediately to the Company all Inventions conceived of or developed in whole or in part by the Employee during the term of the Employee’s engagement with the Company.

(d)           If the use or practice of any work product or Invention that is produced in whole or in part by Employee and owned by Company pursuant to this Agreement would infringe intellectual property rights associated with any Invention made by Employee prior to the date of this Agreement, Employee hereby grants to Company a nonexclusive, worldwide, perpetual, irrevocable royalty-free, assignable license, with a right to sublicense, to practice and exploit, make, have made, copy, modify, make derivative works of, use, sell, import, and otherwise distribute such prior Invention, for all fields of use associated with any work product or Invention that is produced in whole or in part by Employee and owned by Company pursuant to this Agreement that would infringe such intellectual property rights of Employee to the extent that on the date hereof Employee has the legal right to grant such license.

(e)           The Employee acknowledges that if the Company does not wish to retain ownership of any Invention, and the Employee wishes to use or develop such Invention for the Employee’s own benefit, the Employee will first obtain written permission from an authorized representative of the Company.

10.   Ownership of Materials.  Upon request of Company and at Company's expense, Employee shall take such further actions, including execution and delivery of instruments of conveyance necessary to obtain legal protection in the United States and foreign countries for all work product and Inventions and for the purpose of vesting title thereto in Company, or its nominee, as may be appropriate to give full and proper effect to such assignment and to vest in Company complete title and ownership to such work product and Inventions.

11.   General Skills.  Notwithstanding anything to the contrary herein, Employee shall be free to use and employ his general skills, know-how, and expertise, and to use, disclose, and employ any generalized ideas, concepts, know-how, methods, techniques, or skills gained or learned during the course of any assignment, so long as he acquires and applies such information without use or disclosure of any Confidential Information of Company, without any unauthorized use or disclosure of Inventions, and without violation of the terms of Section 7 hereof.

12.   Non-Solicitation and Non-Disparagement.  During the Restriction Period (as defined below), the Executive may not directly or indirectly (i) solicit, induce, attempt to hire, recruit, encourage, take away, or hire any employee of the Company or (ii) solicit, induce or attempt to induce any customer of the Company to reduce its business with the Company or sell any product or service that would cause the customer to require less of the Company’s products or services or (iii) disparage or make to any other person any other statement detrimental to the Company, or that might cause damage to the reputation of the Company, whether or not such statements are truthful.

13.   Representations and Warranties and Agreements.

(a)           Employee represents to Company that Employee has the knowledge and skills required to undertake all Services.

(b)           Employee represents that Employee has executed no prior non-competition, non-disclosure or confidentiality agreements that would in any way interfere with his work for Company.  The Employee represents that the Employee’s performance of all of the terms of this Agreement and as a Employee of the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by the Employee in confidence or in trust prior to the Employee’s engagement or employment by the Company.  The Employee represents that the Employee has not entered into, and agrees not to enter into, any agreement either oral or written in conflict with this Agreement.

(c)           The Employee represents that the Employee has not brought and will not bring with the Employee to the Company, or use in the performance of the Employee’s responsibilities for Company, any materials or documents of a former employer or third party which are not generally available to the public, unless the Employee has obtained written authorization from the former employer or other owner for their possession and use and provided the Company with a copy of such authorization.

(d)           The Employee understands that during the Employee’s engagement for the Company, the Employee is not to breach any obligation of confidentiality that the Employee has to a former employer or any other person or entity.

(e)           Employee agrees not to disclose to Company or induce Company to use any confidential or proprietary information belonging to any of the Employee's previous or present employers or others.

(f)           Employee agrees that Employee will disclose the participation of any other person in any of Employee's work for Company.

14.   Termination.

(a)           This Agreement shall terminate without notice at such time as Employee ceases to an employee, consultant or contractor of Company, but if the Employee initiates such termination, the effective date of termination shall be the date of delivery of written notice of termination delivered by Employee to the Company if such delivery occurs after Employee ceases to be an employee, consultant or contractor to the Company;  provided, however, all obligations of confidentiality, ownership, non-solicitation and non-disparagement set forth in this Agreement shall survive and shall continue as provided in this Agreement.

(b)           Employee may not terminate this Agreement without the approval of the Company while Employee remains an employee, contractor or consultant of the Company.  Notwithstanding any other provision of this Agreement, Employee's employment by the Company is a "hiring at will" and Company may terminate the employment of Employee at any time in Company's sole discretion, with or without cause, for any reason or no reason, which termination shall be effective immediately upon written notice to the other or such later date specified in the written notice.  All obligations of Employee hereunder shall survive any termination of employment by the Company, except the requirement that Employee provide Services to the Company.

(c)           At the end of the notice period Employee shall deliver to Company all work product that then exists (whether or not completed), in whatever media it exists and in any manner reasonably requested by Company; Upon termination of this Agreement, or upon the request of Company at any time during this Agreement, Employee shall promptly return to Company any and all property of Company, including, without limitation, any supplies, materials, software, or equipment that have been provided to Employee by or through Company for Employee's use in performance of the Services.

15.   Waiver.  No waiver of any right or remedy with respect to any occurrence or event shall be valid unless it is in writing and executed by the waiving party, and further no such valid waiver shall be deemed a waiver of such right or remedy with respect to such occurrence or event on a continuing basis or in the future unless the waiver states that it is intended to apply continuously or to future events; it shall not excuse a subsequent breach of the same term.

16.   Assignment.  This Agreement shall inure to the benefit of and be binding upon Company, its successors and assigns, including, without limitation, any entity which may acquire all or part of Company's assets and business or into which Company may be consolidated or merged, and the Employee, his heirs, executors, administrators, assigns and legal representatives.  Employee may not assign any of his obligations under this Agreement.

17.   Reformation/Severability of Agreement.  If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such decision shall not affect, impair or invalidate the remainder of this Agreement but shall be confined in its operation to the provision of this Agreement directly involved in the controversy in which the decision was rendered.  The invalid or unenforceable provision shall be reformed so that each party shall have the obligation to perform reasonably in the alternative to give the other party the benefit of its bargain.  In the event the invalid or unenforceable provision cannot be reformed, the other provisions or applications of this Agreement shall be given full effect, and the invalid or unenforceable provision shall be deemed struck.

18.   Choice of Law.  This Agreement shall be construed in accordance with the laws of Wyoming for agreements executed within Wyoming between residents of Wyomingand all matter related to this Agreement shall have exclusive venue in the state and federal courts of Sheridan County, Wyoming except as provided for arbitration below..

19.   Resolution of Disputes.  The parties acknowledge and agree that any disputes arising out of this Agreement shall be resolved according to the following terms:

(a)           Except as specifically set forth in Section (d) below, any claim or controversy arising out of or relating to this Agreement or arising out of the Employee’s service to the Company shall be settled by binding arbitration in Sheridan, Wyoming, in accordance with the National Rules of the American Arbitration Association for the Resolution of Employment Disputes in effect on the date of the event giving rise to the claim or controversy.  Either party must request arbitration of any claim or controversy within one (1) year of the date of the event giving rise to the claim or controversy by giving written notice of the party's request for arbitration.  Failure to give notice of any claim or controversy within one (1) year of the event giving rise to the claim or controversy shall constitute waiver of the claim or controversy.

(b)           All claims or controversies subject to arbitration pursuant to Section 6.3(a) above shall be resolved by a panel of three arbitrators who are licensed to practice law in the State of Wyoming and who are experienced in the arbitration of labor and employment disputes.  These arbitrators shall be selected in accordance with the National Rules of the American Arbitration Association for the Resolution of Employment Disputes in effect at the time the claim or controversy arises.  Either party may request that the arbitration proceeding be stenographically recorded by a Certified Shorthand Reporter.  The parties shall be entitled to be represented by legal counsel at any arbitration proceedings.  Each party will pay one half of the costs of the arbitration, except that the parties shall each be responsible for their own legal fees and expenses incurred under this Section.

(c)           The arbitration provisions in this Agreement may be specifically enforced by either party, submission to arbitration proceedings may be compelled by any court of competent jurisdiction, and the decision of the arbitrators may be specifically enforced by either party in any court of competent jurisdiction.

(d)           Notwithstanding the arbitration provisions set forth herein, the Employee acknowledges and understands that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be accurately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm.  In the event of a breach or threatened breach by the Employee of the provisions of this Agreement, the Company shall be entitled to seek all legal and equitable remedies available, including but not limited to obtaining a court-ordered injunction restraining the Employee from the breach or threatened breach upon the terms and conditions as the court ordering the injunction may impose.

20.   Entire Agreement.  The Agreement embodies the entire agreement between Company and Employee relating to the subject matter hereof.  The parties shall not be bound by or liable for any statement, writing, representation, promise, inducement or understanding not set forth above.  No changes, modifications or amendments of any term shall be valid unless agreed upon by the parties in writing.  Any agreement between the parties purporting to amend a term or condition of this Agreement shall, to be effective, specifically identify that term or condition’s Paragraph number, and shall include the parties’ specific intent to amend that term or condition.

21.   Specific Enforcement.  The Employee acknowledges that a remedy at law for any breach or threatened breach by the Employee of the provisions of this Agreement may be inadequate to protect the Company against the consequences of such breach, and the Employee therefore agrees that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach in addition to such other damages or relief as the Company may be entitled to at law or in equity.  Nothing in this provision shall be construed to prevent the Employee from continuing to use the knowledge and information that the Employee possessed prior to commencing employment with the Company, or any non-Confidential Information the Employee acquired during the Employee’s employment other than an Invention assigned to the Company, in any lawful manner following termination of the Employee’s employment hereunder.

22.   Successor Employers.  The Employee hereby authorizes the Company to provide a copy of this Agreement, including any Exhibits, to any and all future employers or third parties for which Employee provides consulting services, and to notify any and all future employers or third parties that the Company intends to exercise its legal rights arising out of or in conjunction with this Agreement and/or any breach or any inducement of breach of it.

23.   Survival of Covenants.  The provisions set forth in Sections 1 through 23 of this Agreement (other than obligations of the Company to pay for Services not requested by the Company provided after termination) shall surviv the termination of this Agreement, and will survive termination of this Agreement of the Employee’s engagement or employment with the Company.

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NEXT FUEL, INC.	EMPLOYEE:

By:	By:

Title:

Date:	Date:
Address for Notices:

100475-00002
ND: 4853-2967-0153, v.  3